UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2015

American Finance Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55197	27-0929989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

American Realty Capital Trust V, Inc.
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Change of Corporate Name

Effective June 18, 2015, American Realty Capital Trust V, Inc. amended its charter to change its name to American Finance Trust, Inc. (the “Company”). The name change was effected pursuant to an amendment to the charter of the Company (the “Charter Amendment”), which was filed with the Maryland State Department of Assessments and Taxation. The Charter Amendment changes the Company’s name to American Finance Trust, Inc., was duly approved by at least a majority of the Board of Directors of the Company, and was made without action by the stockholders of the Company pursuant to Section 2-605(a)(1) of the Maryland General Corporation Law. A copy of the Charter Amendment is attached hereto as Exhibit 3.1.

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 16, 2015, the Company held its 2015 Annual Meeting of Stockholders (together with any adjournments and reconvenments thereof, the “Annual Meeting”). The Annual Meeting was adjourned to permit stockholders of record as of April 22, 2015, additional time to consider the proposals, and to enable the Company more time to solicit stockholder votes. The Annual Meeting was reconvened on June 17, 2015, June 19, 2015, June 22, 2015 and June 23, 2015. At the Annual Meeting, the Company’s stockholders voted on the following proposals:

1.	To elect William M. Kahane, David Gong, Stanley R. Perla and Herbert T. Vederman to the Company’s Board of Directors for one-year terms until the 2016 Annual Meeting of Stockholders and until their respective successor is duly elected and qualified;

2.	To ratify the audit committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2015;

3.	To amend certain provisions of the Company’s charter regarding the Company’s stock;

4.	To amend certain provisions of the Company’s charter regarding stockholder voting rights;

5.	To amend certain provisions of the Company’s charter regarding stockholder information rights;

6.	To amend certain provisions of the Company’s charter regarding the composition of the Company’s Board of Directors;

7.	To amend certain provisions of the Company’s charter regarding the conduct of the Company’s Board of Directors;

8.	To amend certain provisions of the Company’s charter regarding the conduct of company business;

9.	To amend certain provisions of the Company’s charter restricting transfer and ownership of shares;

10.	To amend certain provisions of the Company’s charter stating that the NASAA REIT guidelines control interpretation of the Company’s charter;

11.	To amend certain provisions of the Company’s charter relating to the Company’s sponsor, advisor and their affiliates; and

12.	To approve proposed amendments regarding conforming changes and other ministerial modifications to and restatement of the Company’s charter.

As disclosed on June 22, 2015, the Company’s stockholders previously approved proposals 1 and 2. On June 23, 2015, the Company’s stockholders approved proposals 3 through 12.

The full results of the matters voted on at the Annual Meeting are set forth below:

Proposal No. 1 — Election of Directors:

Nominee	Votes For	Votes Against	Abstentions
William M. Kahane	32,946,369.809 (94.09%)	981,600.508 (2.80%)	1,087,880.743 (3.11%)
David Gong	33,178,459.878 (94.75%)	738,902.847 (2.11%)	1,098,488.335 (3.14%)
Stanley R. Perla	33,513,179.547 (95.71%)	413,186.796 (1.18%)	1,089,484.717 (3.11%)
Herbert Vederman	33,531,770.204 (95.76%)	397,770.824 (1.14%)	1,086,310.032 (3.10%)

Proposal No. 2 — Ratification of the Appointment of KPMG as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2015:

Votes For	Votes Against	Abstentions
33,690,014.361 (96.21%)	319,033.392 (0.91%)	1,006,803.307 (2.88%)

Proposals Nos. 3 through 12 — Amendments to the Company’s Charter:

	Votes For	Votes Against	Abstentions
Proposal 3	33,508,826.35 (94.11%)	684,412.04 (1.92%)	1,412,358.09 (3.97%)
Proposal 4	33,360,724.55 (93.70%)	817,560.97 (2.30%)	1,427,310.96 (4.01%)
Proposal 5	33,367,162.85 (93.71%)	807,477.56 (2.27%)	1,430,956.07 (4.02%)
Proposal 6	33,155,568.10 (93.12%)	1,057,620.55 (2.97%)	1,392,407.83 (3.91%)
Proposal 7	33,134,525.64 (93.06%)	1,077,909.64 (3.03%)	1,393,161.20 (3.91%)
Proposal 8	33,553,596.75 (94.24%)	656,353.24 (1.84%)	1,395,646.49 (3.92%)
Proposal 9	33,446,067.87 (93.94%)	751,535.03 (2.11%)	1,407,993.58 (3.95%)
Proposal 10	33,122,465.34 (93.03%)	1,044,630.88 (2.93%)	1,438,500.25 (4.04%)
Proposal 11	33,133,609.94 (93.06%)	1,045,356.34 (2.94%)	1,426,630.20 (4.01%)
Proposal 12	33,538,388.31 (94.19%)	632,260.85 (1.78%)	1,434,947.32 (4.03%)

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment to the Amended and Restated Charter, effective June 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Finance Trust, Inc.

Date: June 23, 2015	By:	/s/ Donald MacKinnon
Donald MacKinnon Chief Executive Officer and President